                                                                   Exhibit 10.16

                                                      CONTRACT NO. LSW97CWORLDWT
                                                                               1






                                RESELLER CONTRACT





                                     BETWEEN





                           WORLD WIDE TECHNOLOGY, INC.





                                       AND





                            LUCENT TECHNOLOGIES, INC.











* Certain material has been omitted from this exhibit pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

                                                      CONTRACT NO. LSW97CWORLDWT
                                                                               2


                                RESELLER CONTRACT

                                      INDEX


GENERAL PROVISIONS                                                                                     PAGE



1.       RESELLER REPRESENTATION                                                                         5

2.       SCOPE OF CONTRACT                                                                               5

3.       DEFINITIONS                                                                                     6

4.       CONFIDENTIALITY                                                                                 7

5.       RELATIONSHIP OF THE PARTIES                                                                     7

6.       PERIOD OF AGREEMENT                                                                             7

7.       OBLIGATIONS ASSUMED BY LUCENT                                                                   7

8.       OBLIGATIONS ASSUMED BY RESELLER                                                                 8

9.       FORECASTS AND ORDERS                                                                           10

10.      PRODUCT CHANGES                                                                                10

[* Confidential treatment will be requested]

[* Confidential treatment will be requested]

13.      BILLING AND PAYMENT                                                                            12

14.      TITLE AND RISK OF LOSS                                                                         13

15.      LIMITATION OF LIABILITY                                                                        13

16.      INSURANCE                                                                                      14

17.      RESELLER                                                                                       15


                                                      CONTRACT NO. LSW97CWORLDWT
                                                                               3


18.      USE OF INFORMATION                                                                             15

19.      INFRINGEMENT OF PATENTS, TRADEMARKS AND COPYRIGHTS                                             16

20.      DOCUMENTATION                                                                                  17

[* Confidential treatment will be requested]

22.      INDEMNITY BY LUCENT                                                                            19

23.      TRADEMARKS                                                                                     19

24.      LEGISLATION AND GOVERNMENT REGULATIONS                                                         19

25.      TERMINATION OF ORDERS                                                                          20

26.      TERMINATION OF CONTRACT                                                                        20

27.      FORCE MAJEURE                                                                                  21

28.      ASSIGNMENT                                                                                     21

29.      SEVERABILITY                                                                                   22

30.      RELEASES VOID                                                                                  22

31.      LIENS                                                                                          22

32.      TAXES                                                                                          22

33.      NONWAIVER                                                                                      23

34.      CHOICE OF LAW                                                                                  23

35.      NOTICES                                                                                        23

36.      DISPUTE RESOLUTION                                                                             23

37.      OPTION TO EXTEND                                                                               24

38.      ATTORNEY'S FEES                                                                                24

                                                      CONTRACT NO. LSW97CWORLDWT
                                                                               4


39.      PARAGRAPH HEADINGS                                                                             24

40.      ENTIRE CONTRACT                                                                                24

[* Confidential treatment will be requested]


                                                      CONTRACT NO. LSW97CWORLDWT
                                                                               5



This contract is made as of the 15th day of April, 1997, and is between Lucent Technologies, Inc., ("LUCENT") a Delaware corporation having an office at 1111 Woods Mill Rd., Town & Country, Missouri 63017, and World Wide Technology, Inc., ("Reseller") a Missouri corporation having an office at 127 Weldon Parkway, Maryland Heights, Missouri 63043.

WHEREAS, it is the objective of Southwestern Bell Telephone Company that Minority Business Enterprises ("MBE") be utilized to provide DSX Panels, Central Office Wire and Cable, Distributing Frame Wire, and Loop Electronic Cabinet equipment and systems to Southwestern Bell Telephone Company, its affiliates and subsidiaries (hereinafter collectively referred to as "SWBT"); and

WHEREAS, to that end Request for Quotation identifying such objective was issued by Lucent to Solicit MBE participation, and a contract between Lucent and SWBT covering the purchase and sale of such products (the "Lucent/SWBT Contract") would be assigned to selected MBEs; and

WHEREAS, based on Reseller's response to the Request for Quotation, including Reseller's price quote, Project Management Plan and Project Financial Plan, Reseller was one of three MBE's selected in this unique transaction to sell solely to SWBT within the United States as a means for achieving the above objective, and the Lucent/SWBT Contract was assigned in part to Reseller for that purpose.

NOW THEREFORE the parties agree as follows:


1.   RESELLER REPRESENTATION

RESELLER REPRESENTS THAT IT IS A RESELLER OF COMMUNICATIONS EQUIPMENT AND SYSTEMS AND HAS IN PLACE FACILITIES AND AN ORGANIZATION TO PROMOTE AND MARKET SUCH EQUIPMENT AND SYSTEMS TO SWBT. RESELLER FURTHER REPRESENTS THAT IT HAS CONSULTED WITH ITS OWN LEGAL COUNSEL IN CONNECTION WITH THIS TRANSACTION, THAT IT IS FULLY AWARE THAT THE TERMS OF THIS CONTRACT ARE BASED ON ITS RESPONSE TO THE REQUEST FOR QUOTATION, THAT IT IS AWARE OF THE TERMS AND CONDITIONS OF THE LUCENT/SWBT CONTRACT, THAT IS HAS CONDUCTED ITS OWN INDEPENDENT REVIEW AND ANALYSIS OF THIS BUSINESS OPPORTUNITY, AND THAT IT IS AWARE OF THE BUSINESS RISKS INVOLVED IN THIS ALLIANCE, INCLUDING THE RISK THAT THE NUMBER OF SWBT ORDERS PURSUANT TO THE LUCENT/SWBT CONTRACT MAY DIFFER FROM THE NUMBER OF SUCH ORDERS ANTICIPATED BY RESELLER.

2.   SCOPE OF CONTRACT

The terms and conditions of this Contract shall apply to transactions in which LUCENT furnishes those items, [* Confidential treatment will be requested]

                                                      CONTRACT NO. LSW97CWORLDWT
                                                                               6


2. SCOPE OF CONTRACT (CONTINUED)

to Reseller for the sole purpose of selling, leasing or otherwise furnishing such items to Southwestern Bell Telephone Company, its affiliates and subsidiaries (hereinafter collectively referred to "SWBT").

Reseller is granted the right to obtain the Products identified in Appendix A, plus such additional items as LUCENT may from time to time in writing agree to furnish to Reseller, solely for purposes of selling, leasing or otherwise furnishing to SWBT. No payment of any fee is required as a condition of such grant. LUCENT may delete any Products [* Confidential treatment will be requested] upon thirty (30) days written notice to Reseller.

Reseller agrees that it has no exclusive right to market such items and LUCENT expressly reserves the right to contract with others to market such items in the Territory, and to itself engage in such marketing, in competition with Reseller.


3. DEFINITIONS

For the purpose of this Contract, the following terms and their definitions shall apply:

     * Confidential treatment will be requested



     (b) "Products": means the hardware [* Confidential treatment will be requested]

     (c) "Territory" means Southwestern Bell Telephone Company, including its Affiliates and Subsidiaries.

     (d) "Drop Shipment" - Products which are ordered from Reseller by SWBT, which Reseller in turn orders the Product from LUCENT for shipment directly to SWBT.

     (e) "Slow Moving Product": - for any electronic enclosure item or for Any non electronic enclosure product family that does not turn six (6) times per twelve (12) month period.

     (f) "Non Moving Product": - Any item that shows no activity for at least six (6) months.

     (g) "Obsolete Product": - Any item that will not be ordered due to engineering changes, market activity or changes in customer requirements.

                                                      CONTRACT NO. LSW97CWORLDWT
                                                                               7


4. CONFIDENTIALITY

Reseller and LUCENT shall keep this Contract and any order issued hereunder confidential, except as reasonably necessary for performance thereunder and except to the extent disclosure may be required by applicable laws or regulations, in which latter case the party making such disclosure shall promptly inform the other.


5. RELATIONSHIP OF THE PARTIES

This Contract does not establish a franchise or agency. Reseller shall have no authority to assume or create obligations on LUCENT's behalf with respect to the Product or otherwise, and Reseller shall not take any action which has the effect of creating the appearance of its having such authority. The relationship of the parties under this Contract shall be and at all times remain one of independent contractors. All persons furnished by Reseller shall be considered solely Reseller's employees or agents, and Reseller shall be responsible for payment of all unemployment, Social Security and other payroll taxes including contributions from them when required by law.


6. PERIOD OF AGREEMENT

This Contract is for an initial period of three (3) years effective upon being signed by both parties ("Initial Period"), and shall continue until terminated by either party upon at least sixty (60) days prior written notice to the other. The modification or termination of this Contract shall not affect the rights or obligations of either party under any order accepted by LUCENT before the effective date of the modification or termination.


7. OBLIGATIONS ASSUMED BY LUCENT

LUCENT shall:

     (a) use its best efforts to promote, market and expand the selling or furnishing of Products to SWBT;

     (b) provide or arrange for reasonable amounts of technical assistance and training with regard to sales and installation of Products;

     (c) provide or arrange for in-warranty and out-of-warranty repair services in accordance with its standard procedures; and

     (d) provide additional support services in accordance with LUCENT's standard offerings.

                                                      CONTRACT NO. LSW97CWORLDWT
                                                                               8


7. OBLIGATIONS ASSUMED BY LUCENT (CONTINUED)

     (e) as the parties mutually agree, LUCENT shall make arrangements to remove obsolete inventory items. LUCENT and Reseller will meet on a monthly basis to review stocking levels, slow moving items, and non-moving items for a period of twelve (12) months from contract award, or until such time that it is determined meetings are no longer required. Inventory adjustments will be mutually agreed upon at these meetings.

     (f) make arrangements to repurchase and remove inventory held by Reseller within thirty (30) days upon termination of this Agreement.

     (g) provide the necessary training to support Reseller's obligation to offer technical support to SWBT in the effective use of the Products.


8. OBLIGATIONS ASSUMED BY RESELLER

Reseller shall:

     (a) use its best efforts to promote, market and expand selling or furnishing of Products to SWBT;

     (b) develop and maintain a sales organization that is capable of demonstrating to SWBT the use and capabilities of the Products and their applications and that actively and effectively obtains orders from SWBT;

     (c) obtain and maintain all government licenses, permits and approvals which are necessary or advisable for the servicing of this Contract and comply with all applicable laws and regulations;

     (d) refrain from taking any action which would cause LUCENT to be in violation of any law of any jurisdiction;

     (e) promptly inform LUCENT of any facts or opinions likely to be relevant in relation to marketing of Products including, without limitation, all suspected Product defects or safety problems and customer complaints;

     (f) provide LUCENT with monthly Point of Sale Reports by Product including number of units, dollars of sales by SWBT's location, and subsequent reports each month thereafter before the 15th of the month. Reseller shall provide such other reports as requested by LUCENT and mutually agreed to by the parties. LUCENT shall maintain the confidentiality of all such information between the two companies;

                                                      CONTRACT NO. LSW97CWORLDWT
                                                                               9

8. OBLIGATIONS ASSUMED BY RESELLER (CONTINUED)

     (g) offer technical support to SWBT in the effective use of the Products, including providing instructional material furnished by LUCENT, and with respect to Loop Electronic Cabinets, shall serve as first point of contact with SWBT for purposes of addressing questions or problems relating thereto;

     (h) resell DSX, DFW, and Bulk Cable exclusively in this Product family after Reseller's existing stock is depleted, providing [* Confidential treatment will be requested] and performance meets mutually agreed upon standards;

     (i) participate in reasonable applicable training programs which LUCENT recommends to support LUCENT Product [Confidential treatment requested];

     * Confidential treatment will be requested








     (k) provide, at no charge applicable technical information, data, technical support or service required by LUCENT for which LUCENT has provided Reseller the necessary training to fulfill any of its obligations under an order or this Contract;

     (l) maintain adequate inventory levels to satisfactorily meet SWBT's on job delivery performance requirements;

     (m) stock 80-, 90-, and 51-type Electronic Enclosures and configure them to SWBT's specifications, installing LUCENT and other Original Equipment Manufactures equipment, test the configured cabinets, pack and ship Product to requested job site;

     (n) stock DSX Panels and subcomponents, assemble components into finished Product according to SWBT's specifications, test, pack and ship Product to requested job site;

     (o) stock Distributing Frame Wire, pack and ship Product to requested job site; and

     (p) stock Bulk Cable products, cut and reel cable to SWBT's specifications, pack and ship to requested job site.

                                                      CONTRACT NO. LSW97CWORLDWT
                                                                              10

9. FORECASTS AND ORDERS

Upon the execution of this Contract, Reseller agrees to cooperate with LUCENT to forecast purchases of Product for the period of this Contract by types of Product. [*Confidential treatment will be requested.] As mutually agreed, per the definitions in Section 2, for up to six (6) months after receipt of items purchased [* Confidential treatment will be requested]

any slow, non-moving, or obsolete items may be returned to LUCENT for full credit.

An order submitted by Reseller shall contain the information necessary for the furnishing of the Products, including, without limitation, the (1) date of the order, (2) the shipping destination and (3) reference to any applicable LUCENT specifications and information specified [* Confidential treatment will be requested]. Schedules and dates, including shipment dates, for the furnishing of the Products, must be agreed to by LUCENT prior to its acceptance of the order. All orders submitted by Reseller shall be deemed to incorporate and be subject to the terms and conditions of this Contract as well as any supplemental terms and conditions agreed to by authorized representatives of the parties in writing. LUCENT RESERVES THE RIGHT TO PLACE ANY ORDER ON HOLD, DELAY SHIPMENT, AND/OR REJECT ANY ORDER DUE TO BUT NOT LIMITED TO, INSUFFICIENT CREDIT LIMITS. LUCENT MAY REJECT AN ORDER FOR ANY REASON IT DEEMS JUSTIFIABLE.


10. PRODUCT CHANGES

LUCENT may, at any time without advising Reseller, make changes in Product, or modify the drawings and specifications relating thereto, or substitute Product of later design to fill an order, provided the changes, modifications, or substitutions under normal and proper use do not impact upon form, fit or function or are recommended to enhance safety.

LUCENT may use either new, reconditioned, refurbished or remanufactured Products or parts in the furnishing of Product spares, replacement parts or repairs under this Contract. Any difference in the price applicable to, or the time required for performance of, a purchase order resulting from changes, modification or substitutions specified in such notice to Reseller shall be equitably adjusted and the purchase order shall be modified in writing accordingly. The Reseller shall notify LUCENT in writing of any increase in the price within thirty (30) days after receipt by Reseller of such notice to make changes. LUCENT shall purchase from Reseller the obsolete and discontinued items which are the result of the Product Change.


                      * Confidential treatment requested.

                                                      CONTRACT NO. LSW97CWORLDWT
                                                                              11






































                   * Confidential treatment will be requested

                                                      CONTRACT NO. LSW97CWORLDWT
                                                                              12



* Confidential treatment will be requested



































13. BILLING AND PAYMENT

         (a) Invoices for Products will be sent upon shipment, or as soon thereafter as practicable. LUCENT may make partial shipments of Reseller's orders. Such partial shipments shall be separately invoiced.

         (b) Invoices for services will be sent as services are performed or as soon thereafter as practicable.

                                                      CONTRACT NO. LSW97CWORLDWT
                                                                              13


13. BILLING AND PAYMENT (CONTINUED)

         (c) Reseller shall pay the invoiced amount within thirty (30) days from the date of invoice for replenishment order and ninety (90) days for the initial stocking order. Delinquent payments shall be subject to a late payment charge at the rate of one and one-half per cent (1 1/2%) per month or the maximum legal rate, whichever is lower. Any disputed items which LUCENT determines are not valid are due for payment based upon the original invoice date and will also be subject to a retroactive late payment charge based upon such original invoice date. The amount of credit or terms of payment may be changed or credit withdrawn by LUCENT at any time. Each shipment shall constitute an independent transaction, and Reseller shall pay for same in accordance with the specified payment terms.

         Reseller shall notify LUCENT of any claim on an invoice within two (2) months from the date of the invoice.

         (d) In the event that Reseller becomes delinquent in payment, LUCENT shall have the right to immediately terminate this Contract and to enter upon and remove from the premises of Reseller all unsold Products for which LUCENT has not received payment.


14. TITLE AND RISK OF LOSS

Title (except as provided in the paragraph USE OF INFORMATION), and risk of loss of or damage to Products shall pass to Reseller upon delivery to the Reseller. Reseller shall notify LUCENT promptly of any claim with respect to loss or damage which occurs while LUCENT has the risk of loss and shall cooperate in every reasonable way to facilitate the settlement of any claim. For the purpose of this clause, "delivery" shall mean the point in which LUCENT or LUCENT's supplier or agent turns over possession of the Products to Reseller, Reseller's employees, Reseller's designated carrier, Reseller's warehouse, or mutually agreed upon facility.


15. LIMITATION OF LIABILITY

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED HEREIN, LUCENT AND ITS SUPPLIERS SHALL IN NO EVENT BE LIABLE TO RESELLER, ITS CUSTOMERS, OR TO ANY OTHER PERSON OR COMPANY USING ANY PRODUCT, OR SERVICE SUPPLIED UNDER THIS CONTRACT, OR TO ANY PERSON OR

                                                      CONTRACT NO. LSW97CWORLDWT
                                                                              14


15. LIMITATION OF LIABILITY (CONTINUED)

COMPANY TO WHOM RESELLER FURNISHES A PRODUCT OR SERVICE, FOR LOSS OF TIME, INCONVENIENCE, LOSS OF USE OF ANY PRODUCTS, OR PROPERTY DAMAGE CAUSED BY ANY PRODUCTS OR SERVICES OR THEIR FAILURE TO WORK, OR FOR ANY OTHER INDIRECT, SPECIAL, RELIANCE, INCIDENTAL OR CONSEQUENTIAL LOSS OR DAMAGE ARISING OUT OF THIS CONTRACT OR AN OBLIGATION RESULTING THEREFROM, OR THE USE OR PERFORMANCE OF ANY PRODUCTS WHETHER IN AN ACTION FOR OR ARISING OUT OF BREACH OF LIABILITY OR OTHERWISE. EXCEPT FOR PERSONAL INJURY AND PROPERTY DAMAGE CLAIMS AS PROVIDED IN THE CLAUSE "INDEMNITY BY LUCENT," LUCENT's OR ITS SUPPLIER'S ENTIRE LIABILITY FOR ANY CLAIM OR LOSS, DAMAGE OR EXPENSE FROM ANY CAUSE WHATSOEVER SHALL IN NO EVENT EXCEED, AT LUCENT's OPTION, THE REPAIR OR REPLACEMENT COST, LICENSE FEE OR PURCHASE PRICE OF THE SERVICE OR ITEM WHICH DIRECTLY GIVES RISE TO THE CLAIM. NO ACTION OR PROCEEDING AGAINST LUCENT OR ITS SUPPLIER MAY BE COMMENCED MORE THAN THIRTY (30) MONTHS AFTER THE PRODUCTS ARE INITIALLY SHIPPED. THIS PARAGRAPH SHALL SURVIVE FAILURE OF ANY EXCLUSIVE REMEDY.


16. INSURANCE

Reseller shall maintain and cause its agents to maintain during the term of the
Contract:

         (a) Worker's Compensation insurance prescribed by the law of the state in which Reseller's obligations under this Contract are performed,

         (b) employer's liability insurance with limits of at least $100,000 each occurrence, and

         (c) comprehensive general liability insurance, and comprehensive automobile liability insurance if the use of motor vehicles is required, each with limits of at least $250,000 for bodily injury, including death, to any one person and $1,000,000 for any one occurrence, and $100,000 for each occurrence of property damage. Reseller agrees that Reseller, Reseller's insurers and anyone claiming by, through, under or in Reseller's behalf shall have no claim, right of action or right of subrogation against Seller based on any loss or liability insured against under the foregoing insurance. Upon request of LUCENT, Reseller and Reseller's agents shall furnish prior to the commencement of this Contract or any time thereafter, certification or adequate proof of the foregoing insurance. Certificates furnished by Reseller and Reseller's agents shall contain a clause stating that Seller is to be notified in writing at least ten (10) days prior to cancellation of or any material change in this policy. Reseller agrees to indemnify

                                                      CONTRACT NO. LSW97CWORLDWT
                                                                              15

16. INSURANCE (CONTINUED)

         and save harmless Seller from and against any losses, damages, claims, demands, suits and liabilities (including reasonable attorney's fees) that arise out of or result from injuries or death to persons or damage to property caused by Reseller's acts or omissions, or those of persons furnished by Reseller or in any way arising out of the Reseller's performance of this Contract; or assertions made by persons furnished by Reseller under Worker's Compensation or similar acts; or claims, demands, suits, liabilities or costs arising out of or in any way relating to the Reseller's performance or failure of performance under this Contract. Reseller agrees to defend LUCENT at LUCENT's request against any such claims, demands or suits. In no event shall Reseller's liability exceed one million dollars ($1 million) for any one occurrence.


17. RESELLER

LUCENT agrees to notify Reseller within a reasonable time of any written claims or demands against LUCENT for which Reseller is responsible under this paragraph.


18. USE OF INFORMATION

         (a) The term "Information" means all documentation (other than promotional materials), technical information, confidential business information, in whatever form recorded, which bears a legend restricting its use or dissemination or which either party otherwise indicates by written designation is confidential, and furnishes to the other, and all copies thereof including translations, compilations and partial copies. All Information which one party furnishes to the other under or in contemplation of this Contract, and all related documentation, shall remain the property of the furnishing party.

         (b) Unless the party furnishing Information consents in writing, the receiving party shall (i) hold the Information in confidence, except for any part of such Information which is known to it free of any obligation to keep in confidence or which is now generally known to the public or which later becomes generally known to the public through acts not attributable to such receiving party, or (ii) not reproduce or copy such Information, in whole or in part, except as necessary for use as authorized in this paragraph 16, (iii) if reproduction is permitted include any copyright and proprietary notices on all such copies and mark all media containing such copies with a warning that the Information is subject to restrictions contained in a Contract with the furnishing party and that such Information is the property of the furnishing party, and (iv) return or destroy such Information when no longer needed or, if such Information is recorded on an erasable storage medium, erase it.

                                                      CONTRACT NO. LSW97CWORLDWT
                                                                              16


         18. USE OF INFORMATION (CONTINUED)

         (c) Reseller may use such Information only to evaluate, order, market, or provide Service on Product.

19. INFRINGEMENT OF PATENTS, TRADEMARKS AND COPYRIGHTS

In the event of any claim, action, proceeding or suit by a third party against Reseller alleging an infringement of any United States patent, United States copyright, or United States trademark, or a violation in the United States of any trade secret or proprietary rights by reason of the use or sale, in accordance with LUCENT's specifications, of any Product furnished by LUCENT to Reseller under this Contract, LUCENT at its expense, will defend Reseller subject to the conditions and exceptions stated below. LUCENT will reimburse Reseller for any cost, expense or attorney's fee, incurred by LUCENT's written request or authorization, and will indemnify Reseller against any liability assessed against Reseller by final judgment on account of such infringement or violation arising out of such use.

If Reseller's use or sale shall be enjoined or in LUCENT's opinion is likely to be enjoined, LUCENT will, at its expense and at its option, either (1) replace the enjoined Product furnished pursuant to this Contract with a suitable substitute free of any infringement, (2) modify it so that it will be free of the infringement, or (3) procure for Reseller or Reseller's customer a license or other right to use it, (4) procure for Reseller a right to sell it. If none of the foregoing options is practical, LUCENT will remove the enjoined Product and refund to Reseller any amounts paid to LUCENT less a reasonable charge for any actual period of use.

Reseller shall give LUCENT prompt written notice of all such claims, actions, proceeding or suits alleging infringement or violation and LUCENT shall have full and complete authority to assume the sole defense thereof, including appeals, and to settle same. Reseller shall, upon LUCENT's request and at LUCENT's expense, furnish all information and assistance available to Reseller and cooperate in every reasonable way to facilitate the defense and/or settlement of any such claim, action, proceeding or suit.

No undertaking of LUCENT under this clause shall extend to any such alleged infringement or violation to the extent that it: (1) arises from adherence to design modifications, specifications, drawings, or written instructions which LUCENT is directed by Reseller to follow, but only if such alleged infringement or violation does not reside in corresponding commercial Product of LUCENT's design or selection; or (2) arises from adherence to instructions to apply Reseller's trademark, trade name, or other company identification; or (3) resides in a Product which is not LUCENT's origin and which is furnished by Reseller to LUCENT for use under this Contract; or (4) relates to uses of Product provided by LUCENT in combinations with other Product, furnished either by LUCENT or others, which combination was not installed, recommended or otherwise approved by LUCENT. In the foregoing cases number (1) through (4), Reseller

                                                      CONTRACT NO. LSW97CWORLDWT
                                                                              17


19. INFRINGEMENT OF PATENTS, TRADEMARKS AND COPYRIGHTS
    (CONTINUED)

will defend and save LUCENT harmless, subject to the same terms and conditions and exceptions stated above with respect to LUCENT's rights and obligations under this clause. Provided that with respect to (4) above, Reseller will not be obligated to indemnify LUCENT when the combination was not installed, recommended, or otherwise approved by Reseller.

The liability of LUCENT and Reseller with respect to any and all claims, actions, proceedings, or suits by third parties alleging infringement of patents, trademarks, or copyrights or violation of trade secrets or proprietary rights because of, or in connection with, any items furnished pursuant to this Contract shall be limited to the specific undertakings contained in this clause.


20. DOCUMENTATION

LUCENT will make available to Reseller, at no additional charge, documentation relating to Product which, at the time of sale, is customarily provided by LUCENT to its customer.


* Confidential treatment will be requested
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                                                      CONTRACT NO. LSW97CWORLDWT
                                                                              18









































                   * Confidential treatment will be requested

                                                      CONTRACT NO. LSW97CWORLDWT
                                                                              19


22. INDEMNITY BY LUCENT

LUCENT will indemnify and save harmless Reseller from any loss or damages (including reasonable attorney's fees) incurred by Reseller because of claims, suits, or demands of third parties for personal injury or tangible property damage to the extent such loss or damage is caused by or results from defective Products manufactured by LUCENT provided: 1.) Reseller promptly notifies LUCENT in writing of any suits, claims or demands against Reseller for which LUCENT is responsible under this indemnity, 2.) Reseller gives LUCENT full opportunity and authority to assume the sole defense of and settle such suits, 3.) Reseller furnishes to LUCENT upon request all information and assistance available to Reseller for defense against any such suit, claim or demand and 4.) Reseller will not be obligated to indemnify LUCENT when the combination is not installed, recommended, or otherwise approved by Reseller. LUCENT's liability under this indemnity shall in no event exceed two million dollars ($2,000,000) for any one occurrence. This indemnity is in lieu of all obligations of LUCENT, express or implied, in law or in equity, to indemnify Reseller (except pursuant to the clause INFRINGEMENT OF PATENTS, TRADEMARKS, AND COPYRIGHTS, AND THE CLAUSE LEGISLATION AND GOVERNMENT REGULATIONS).


23. TRADEMARKS

Reseller will not, without LUCENT's express written permission, use in marketing, advertising, publicity, or otherwise any trade name, trademark, trade device, service mark, symbol, code or specification or any abbreviation, contraction, or simulation thereof ("Mark") of the LUCENT Companies nor shall Reseller claim any ownership therein. Reseller shall not remove, deface, alter or otherwise obscure any Mark of the LUCENT Companies which is on Product sold under this Contract nor shall Reseller place any Mark of any company on any such Product; provided however that Reseller, consistent with the provisions of this Clause, may place Reseller's Mark on the Product as provided to SWBT. Any such usage shall inure to the benefit of the LUCENT Company Mark owner. As used in this paragraph, the term "LUCENT Company" means LUCENT and its associated companies.

24. LEGISLATION AND GOVERNMENT REGULATIONS

Reseller shall at all times comply with all applicable requirements of federal, state and local laws, ordinances, administrative rules and regulations. Reseller shall contractually require its subcontractors, distributors and agents to comply with all such legal requirements as well, and Reseller shall indemnify, defend and hold harmless LUCENT for any damages, losses, costs, or penalties incurred by LUCENT by virtue of such non-compliance by Reseller or its subcontractors, distributors or agents. If requested by LUCENT, Reseller shall advise LUCENT in writing of the identity and addresses of its subcontractors, distributors and agents in connection with the Product.

                                                      CONTRACT NO. LSW97CWORLDWT
                                                                              20


24. LEGISLATION AND GOVERNMENT REGULATION (CONTINUED)

Likewise, LUCENT shall at all times comply with requirements of federal, state and local laws, ordinances, administrative rules and regulations as are applicable to LUCENT. LUCENT shall indemnify, defend and hold harmless Reseller for any damages, losses, costs or penalties incurred by Reseller by virtue of such non-compliance by LUCENT or its subcontractors, distributors, agent or employees.


25. TERMINATION OF ORDERS

Reseller at any time may issue a "Hold" Order or cancel, terminate, or suspend performance with respect to any Order placed hereunder, in whole or in part, without LUCENT's prior written consent. Reseller shall be obligated to indemnify LUCENT against the loss associated with any such action by paying termination charges calculated in accordance with the following principles: (1) as to Product delivered or services performed, Reseller shall be liable for the full price; (2) as to Product ready for delivery, Reseller shall be liable for an amount not to exceed the price for the Product; (3) as to work in process, Reseller shall be liable for an amount not to exceed the sum of LUCENT's sunk costs, a reasonable allocation of LUCENT's general and administrative expenses and an appropriate profit factor. LUCENT shall make a reasonable attempt to minimize the loss associated with Reseller's "Hold" Order or cancellation or termination and, if requested, LUCENT shall substantiate the termination charges which Reseller is obligated to pay and LUCENT's efforts to mitigate those charges with reasonable proof.


26. TERMINATION OF CONTRACT

Either party may terminate this Contract without cause upon sixty (60) days written notice to the other party given at any time. Upon termination of this Contract without cause pursuant to this paragraph neither party shall be liable to the other, either for compensation of for damages of any kind or character whatsoever, whether on account of the loss by LUCENT or Reseller of present or prospective profits on sales or anticipated sales, or expenditures, investments or commitments made in connection therewith or in connection with the establishment, development or maintenance of Reseller's business, or on account of any other cause or thing whatsoever, provided that termination shall not prejudice or otherwise affect the rights or liabilities of the parties with respect to Products theretofore sold hereunder, or any indebtedness then owing by either party to the other.

Notwithstanding any other terms or provisions of this Contract or other arrangements agreed to by the parties, termination of this Contract shall automatically accelerate the due date of all invoices for Product such that they shall become immediately due and payable on the effective date of termination. Upon notice of termination, LUCENT shall be entitled to reject all or a part of any orders received from Reseller after notice but prior to the effective date of termination. Notwithstanding any credit terms made available to

                                                      CONTRACT NO. LSW97CWORLDWT
                                                                              21


26. TERMINATION OF CONTRACT (CONTINUED)

Reseller prior to that time, any Product shipped after notice of termination and prior to effective date of termination shall be paid for by certified or cashier's check prior to shipment. Upon termination or non-renewal of this Contract, Reseller shall immediately:

         (a) Discontinue any and all use of Marks as defined in the paragraph TRADEMARKS) except to identify the Product, including but not limited to such use in advertising or business Product of Reseller;

         (b) Remove and return to LUCENT or destroy at LUCENT's request, any and all promotional material supplied without charge by LUCENT;

         (c) Return, upon request, all LUCENT confidential information except that which LUCENT agrees is necessary to operate and maintain previously furnished Product;

         (d) Cease holding itself out, in any other manner, as a Reseller of the Products; and

         (e) Notify and arrange for all publishers and others who may identify, list or publish Reseller's name as a Reseller of the Products (including but not limited to publishers of telephone directories, yellow pages and other business directories) to discontinue such listings.

The respective obligations of Reseller and LUCENT under this contract which by their nature would continue beyond the termination, cancellation or expiration hereof, shall survive termination, cancellation or expiration hereof.


27. FORCE MAJEURE

Except with respect to Reseller's obligation to make timely payments, neither party shall be held responsible for any delay or failure in performance to the extent that such delay or failure is caused by fires, strikes, embargoes, explosions, earthquakes, floods, wars, water, the elements, labor disputes, government requirements, civil or military authorities, acts of God or by the public enemy, inability to secure raw materials or transportation facilities, acts or omissions of carriers or suppliers or other causes beyond its control whether or not similar to the foregoing.


28. ASSIGNMENT

Reseller shall not assign any right or interest under this Contract or delegate any work or other obligation to be performed or owned by Reseller under this Contract without the

                                                      CONTRACT NO. LSW97CWORLDWT
                                                                              22


28. ASSIGNMENT (CONTINUED)

prior to written consent of LUCENT. Any attempted assignment or delegation in contravention of the above provision shall be void and ineffective.

LUCENT has the right to assign this Contract and to assign its rights and delegate its duties under this Contract, in whole or in part, at any time and without Reseller's consent, to any corporate parent, to any present or future affiliate or subsidiary of LUCENT, or to any combination of the foregoing. LUCENT shall give Reseller prompt written notice of the assignment. The assignment of any rights and the delegation of any duties shall be subject to the provisions, terms and conditions of this Contract.


29. SEVERABILITY

If any of the provisions of this Contract shall be invalid or unenforceable such invalidity or unenforceability shall not invalidate or render unenforceable the entire Contract, but rather the entire Contract shall be construed as if not containing the particular invalid or unenforceable provision or provisions, and the rights and obligations of each party shall be construed and enforced accordingly. However, in the event such provision is considered an essential element of this Contract, the parties shall promptly negotiate a replacement thereof.


30. RELEASES VOID

Neither party shall require release or waivers of any personal rights form representatives of the other in connection with visits to its premises and both parties agree that no such releases or waivers shall be pleaded by them in any action or proceeding.


31. LIENS

All Products provided by LUCENT to Reseller shall be free of all liens and encumbrances.


32. TAXES

The prices set forth in Appendix A do not include applicable taxes and such prices shall not be subject to change as a result of any change in Reseller's or LUCENT's tax liabilities. To the extent sales taxes and or any other tax are applicable to sales made by Reseller to SWBT, the collection or other processing of such tax shall be the responsibility of Reseller.

                                                      CONTRACT NO. LSW97CWORLDWT
                                                                              23


33. NONWAIVER

No course of dealing, course of performance or failure of either party strictly to enforce any term, right or condition of this Contract shall be construed as a waiver of any term, right or condition.


34. CHOICE OF LAW

The construction, interpretation and performance of this Contract shall be governed by the laws of the State of Missouri.


35. NOTICES

All notices under this Contract shall be in writing and shall be given by telegram or similar communication, or by certified or registered mail, addressed to the addresses set forth at the beginning of this Contract or to such other address as either party may designate by notice pursuant hereto. Such notices shall be deemed to have been given when received.


36. DISPUTE RESOLUTION

A. Any controversy or claim, whether based on contract, tort, strict liability, fraud, misrepresentation, or any other legal theory, related directly or indirectly to this Contract ("Dispute") shall be resolved solely in accordance with the terms of this Section 36.

B. If the Dispute cannot be settled by good faith negotiation between the parties, Lucent and you will submit the Dispute to non-binding mediation. If complete agreement cannot be reached within thirty (30) days of submission to mediation, any remaining issues will be resolved by binding arbitration in accordance with Sections 36C and 36D, except that Lucent reserves the right to obtain an injunction in court to prevent you use of the Products in violation of this Contract. The Federal Arbitration Act, 9 U.S.C. Sections 1 to 15, not state law, will govern the arbitrability of all Disputes.

C. A single arbitrator who is knowledgeable in the telecommunications field or in commercial matters will conduct the arbitration. The arbitrator's decision and award will be final and binding and may be entered in any court with jurisdiction. The arbitrator will not have authority to modify or expand any of the provisions of this Agreement (e.g., Section 14 The Limitation of Liability provision of this Agreement).

D. Any mediation or arbitration commenced pursuant to this Agreement will be conducted under the then current rules of the alternate dispute resolution
(ADR) firm selected by the parties. If the parties are unable to agree on an ADR firm, the parties will

                                                      CONTRACT NO. LSW97CWORLDWT
                                                                              24


36. DISPUTE RESOLUTION (CONTINUED)

conduct the mediation and, if necessary, the arbitration under the then current rules and supervision of the American Arbitration Association (AAA). Lucent and you will each bear its own attorneys' fees associated with the mediation and, if necessary, the arbitration. Lucent and you will pay all other costs and expenses of the mediation/arbitration as the rules of the selected ADR firm provide.


37. OPTION TO EXTEND

Subject to the conditions stated herein, Reseller will have the right to extend the period specified in the clause herein entitled Period of Agreement for twenty four (24) months by giving LUCENT written notice at least thirty (30) days' prior to the end of this Contract's Initial Period. Within ten (10) days of the date of Buyer's notice to extend the Initial Period, LUCENT will notify Reseller in writing whether LUCENT proposes to increase its prices under this Contract. If it does and the parties fail to agree on the increased prices within twenty (20) days after the date of LUCENT's notice to Reseller, then Reseller's notice to extend will be considered withdrawn and the Contract shall come to a conclusion in accordance with its terms and prices for outstanding Orders will not be revised.


38. ATTORNEY'S FEES

If legal action is commenced to enforce the performance of any part of this Contract, the prevailing party shall be paid by the other party reasonable attorney's fees and expenses.


39. PARAGRAPH HEADINGS

The paragraph headings contained in this Contract are for convenience only and are not intended to affect the meaning or interpretation of this Contract.


40. ENTIRE CONTRACT

The terms and conditions contained in this Contract supersede all prior oral or written understandings between the parties and shall constitute the entire Contract between them concerning the subject matter of this Contract and shall not be contradicted, explained or supplemented by any course of dealing between LUCENT or any of its affiliates and

                                                      CONTRACT NO. LSW97CWORLDWT
                                                                              25


40. ENTIRE CONTRACT (CONTINUED)

Reseller or any of its affiliates, LUCENT's employees' statement and its advertisements or descriptions, other than its Published specifications, do not constitute warranties or other contractual obligations and shall not be relied upon by Reseller as such. There are no understandings or representations, express or implied, not expressly set forth in this Contract. No terms or conditions contained in any order or other form originated by Reseller shall apply except for quantity, description, and delivery schedule terms. This contract shall not be modified or amended except by a writing signed by the party to be charged, and no changes or additions to this Contract shall be binding upon LUCENT unless signed by an authorized representative of LUCENT.

Lucent Technologies, Inc.                  World Wide Technology, Inc.



By: /s/ Beverly J. Harris                  By: /s/ David Steward
   ---------------------------------          ---------------------------------
Typed Name:  Beverly J. Harris             Typed Name:  David Steward

Title:  Business Management Director       Title:  President-CEO

Date: April 15, 1997                       Date:    4/15/97
     -------------------------------            -------------------------------

                    LUCENT TECHNOLOGIES PROPRIETARY






































                                       1


                   * Confidential treatment will be requested
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                    LUCENT TECHNOLOGIES PROPRIETARY



































                                       2


                   * Confidential treatment will be requested
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                    LUCENT TECHNOLOGIES PROPRIETARY







































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                   * Confidential treatment will be requested
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                    LUCENT TECHNOLOGIES PROPRIETARY



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                                       4


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                    LUCENT TECHNOLOGIES PROPRIETARY


                   * Confidential treatment will be requested

































                                       5


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Contract LSW97CWORLDT


                   * Confidential treatment will be requested











































                      RESTRICTED - PROPRIETARY INFORMATION
   The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

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Contract LSW97CWORLDT

                   * Confidential treatment will be requested






























                      RESTRICTED - PROPRIETARY INFORMATION
   The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

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Contract LSW97CWORLDT

                   * Confidential treatment will be requested












































                      RESTRICTED - PROPRIETARY INFORMATION
   The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

Contract LSW97CWORLDT

                   * Confidential treatment will be requested































                      RESTRICTED - PROPRIETARY INFORMATION
   The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

Contract LSW97CWORLDT

                   * Confidential treatment will be requested

































                      RESTRICTED - PROPRIETARY INFORMATION
   The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

Contract LSW97CWORLDT

                   * Confidential treatment will be requested



















                      RESTRICTED - PROPRIETARY INFORMATION
   The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

Contract LSW97CWORLDT


                   * Confidential treatment will be requested






















                      RESTRICTED - PROPRIETARY INFORMATION
   The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

Contract LSW97CWORLDT


                   * Confidential treatment will be requested
























                      RESTRICTED - PROPRIETARY INFORMATION
   The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

Contract LSW97CWORLDT




                   * Confidential treatment will be requested























                      RESTRICTED - PROPRIETARY INFORMATION
   The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

Contract LSW97CWORLDT


*Confidential treatment will be requested.































                      RESTRICTED - PROPRIETARY INFORMATION
   The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

Contract LSW97CWORLDT

*Confidential treatment will be requested.



































                      RESTRICTED - PROPRIETARY INFORMATION
   The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.

Contract LSW97CWORLDT

*Confidential treatment will be requested.










































                      RESTRICTED - PROPRIETARY INFORMATION
   The information contained herein is for use by authorized employees of the parties hereto only and is not for general distribution within or outside their respective companies.